UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2024 (December 17, 2024)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2024, International Flavors & Fragrances Inc. (the “Company”) announced a number of changes to its board of directors (the “Board”).

(b)

Each of Roger W. Ferguson, Jr., John Davidson and Christina Gold has notified the Company of his or her respective decision not to stand for reelection at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

Each of Mr. Ferguson, Mr. Davidson and Ms. Gold intends to serve on the Board until the expiration of his or her respective term at the 2025 Annual Meeting. Mr. Ferguson, Mr. Davidson and Ms. Gold have advised the Company that their respective decisions to retire from the Board did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

The Company announced that Mr. Kevin O’Byrne has been appointed to succeed Mr. Ferguson as Chair of the Board as of the 2025 Annual Meeting and subject to Mr. O’Byrne’s re-election to the Board at the 2025 Annual Meeting. Mr. Ferguson will continue to serve as Chair until the 2025 Annual Meeting.

In addition, pursuant to the previously disclosed Cooperation Agreement between the Company and certain persons and entities collectively referred to as the Icahn Group dated February 1, 2023 (the “Cooperation Agreement”), Icahn Capital LP requested that Vincent Intrieri replace Gary Hu as the Icahn Designee (as defined in the Cooperation Agreement) director. Mr. Gary Hu will step down from the Board on December 31, 2024.

Mr. Hu advised the Company that his departure from the Board did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

(d)

On December 19, 2024, the Company announced that Ms. Cynthia Jamison, Dr. Mehmood Khan and Mr. Vincent Intrieri have been appointed to the Board effective as of January 1, 2025. Ms. Jamison has been named to the Board’s Audit Committee and Transaction Committee, Dr. Khan has been named to the Board’s Innovation Committee and Mr. Intrieri has been named to the Board’s Audit Committee and Transaction Committee.

Ms. Cynthia Jamison, 65, is a seasoned executive with more than two decades of corporate boardroom and financial leadership experience. Ms. Jamison currently chairs the boards of Darden Restaurants and Big Lots and previously chaired Tractor Supply Co. Before focusing on board service, Ms. Jamison was the CFO of AquaSpy, Inc. and held CFO roles at various companies during periods of growth or turnaround. From 1999-2009, Ms. Jamison was a managing partner at Tatum LLP, leading the CFO Services practice and overseeing more than 400 CFOs nationally. She also served as CFO or COO for several companies, including eMac, Inc., Cosi, Inc.,

SurePayroll and Illinois Superconductor. Ms. Jamison’s earlier career includes roles at Chart House Enterprises, Allied Domecq Retailing USA, Kraft General Foods and Arthur Andersen LLP. Jamison is recognized as an expert in financial and economic issues, frequently speaking on topics related to CFOs and board governance. Ms. Jamison is an NACD Board Leadership Fellow named among the NACD D100.

Dr. Mehmood Khan, 66, is the CEO of Hevolution Foundation, a global non-profit organization that provides grants and early-stage company investments to incentivize independent research and entrepreneurship in the emerging field of healthspan science. Dr. Khan is a member of the Board of Directors of Reckitt Benckiser and of the Saudi Research, Development, and Innovation Authority and a member of the Saudi National Biotechnology Strategy Steering Committee. He previously served as a Chairman of the Visiting Committee on Advanced Technology of the United States’ National Institute of Standards and Technology and as the Executive Chair of Life Biosciences after serving as the CEO from 2019-2024. Prior to this role, Dr. Khan served as PepsiCo’s Vice Chairman and Chief Scientific Officer of Global Research and Development. Prior to joining PepsiCo, Dr. Khan was President of Takeda Global Research & Development Center, overseeing Takeda Pharmaceuticals Company’s worldwide R&D efforts. He was also a faculty member at the Mayo Clinic and Mayo Medical School in Rochester, MN., serving as Director of the Diabetes, Endocrine, and Nutritional Trials Unit in the endocrinology division. He also spent nine years leading programs in diabetes, endocrinology, metabolism and nutrition for the Hennepin County Medical Center in Minneapolis. He is a Fellow of the Royal College of Physicians in London, a Fellow of the American College of Endocrinology and an Elected Fellow in the Department of Pharmacology at University of Oxford.

Mr. Vincent Intrieri, 68, is the founder and CEO of VDA Capital Management LLC, a private investment fund established in 2017. Mr. Intrieri previously worked for Carl Icahn-related entities in various investment roles from 1998 to 2016, including serving as senior managing director of Icahn Capital LP from 2008 to 2016. Mr. Intrieri is currently a director of Transocean Ltd., Hertz Global Holdings and is Chairman of the Board of SandRidge Energy Inc. Mr. Intrieri’s past directorships include Navistar International Corp., Energen Corp., Conduent Inc., Chesapeake Energy Corp., CVR Refining GP LLC, Ferrous Resources Ltd., Forest Laboratories Inc., CVR Energy Inc., Federal-Mogul Holdings Corp., Icahn Enterprises LP, Dynegy Inc., PSC Metals, Motorola Solutions Inc., XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home LLC and Viskase Companies Inc. Mr. Intrieri graduated with distinction from Pennsylvania State University with a BS in accounting in 1984 and was a certified public accountant.

Other than the Cooperation Agreement with respect to Mr. Intrieri, there is no arrangement or understanding between any of Ms. Jamison, Dr. Khan or Mr. Intrieri and any other person pursuant to which Ms. Jamison, Dr. Khan or Mr. Intrieri respectively has been appointed to serve on the Board. Additionally, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any of Ms. Jamison, Dr. Khan or Mr. Intieri had or will have direct or indirect material interest since the beginning of IFF’s last fiscal year.

Ms. Jamison, Dr. Khan and Mr. Intrieri will each participate in the non-employee director compensation arrangements described in IFF’s 2023 Proxy Statement, which was filed with the Securities and Exchange Commission on March 21, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: December 19, 2024